Exhibit 12.1

Christopher A. Wilson

Partner

CWilson@securitieslegal.com

Licensed in California

William L. Horn

Partner

William@securitieslegal.com

Licensed in California

Kacilyn Broker

associate

kbroker@securitieslegal.com

Licensed in California

www.securitieslegal.com

Gilbert J. Bradshaw

Partner

Gil@securitieslegal.com

Licensed in New York

Monique Saugstad

Of Counsel

monique@securitieslegal.com

Licensed in New Jersey

Javiera P. Salamanca

International Counsel

Javiera@securitieslegal.com

Licensed in Chile

June 16, 2023

BioLargo, Inc.

14921 Chestnut St.

Westminster, CA 92683

Ladies and Gentlemen:

With respect to the Post-Effective Amendment No. 5 to that Registration Statement on Form 1-A (CIK No. 0001817371) (the “Registration Statement”) being filed with the Securities and Exchange Commission by IdentifySensors Biologics Corp., a Delaware corporation (the “Company”), under the Securities Act of 1933, as amended, relating to the registration of up to 11,111,111 shares of Common Stock of the Company, $0.0001 par value (the “Common Stock”), to be offered by the selling stockholders named in the Registration Statement (the “Selling Stockholders”), we advise you as follows:

We are counsel for the Company and have participated in the preparation of the Registration Statement. We have reviewed the Company’s Certificate of Incorporation, as amended to date, the corporate action taken to date in connection with the Registration Statement and the issuance of the shares and such other documents and authorities as we deem relevant for the purpose of this opinion.

Based upon the foregoing and in reliance thereon, we are of the opinion that, upon compliance with the Securities Act of 1933, as amended, and with the securities or “blue sky” laws of the states in which the shares are to be offered for sale, the 11,111,111 shares of Common Stock that are being registered for sale by the Company pursuant to the Registration Statement have been (or will be, upon issuance by the Company to the purchasing Stockholders as described in the Registration Statement) validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Experts” in the prospectus included in the Registration Statement.

Very truly yours,

/s/ Wilson Bradshaw, LLP

WILSON BRADSHAW, LLP

Main Office: 18818 Teller Avenue, Suite 115, Irvine, CA 92612

New York Office: 45 Rockefeller Plaza, Suite 200, New York, NY 10111

Tel: (917) 830-6517 / Fax: (917) 791-8877